Exhibit 99.1

MEDIA CONTACT: Kimberly Kuo Senior Vice President Public Affairs, Communications & Communities Kimberly.Kuo@ccbcc.com (704) 557-4584	INVESTOR CONTACT: Dave Katz Executive Vice President & Chief Financial Officer Dave.Katz@ccbcc.com (704) 557-4929

First Quarter 2018 Highlights

Q1 net sales growth of 23.8%, including organic(a) net sales growth of 2.4%.

“Our industry continues to face some challenges, including higher commodity and transportation costs. Despite these headwinds, we’re pleased we achieved solid volume and sales growth. As we continue to integrate our teams and transition our business platform, we are extremely appreciative of the commitment of our employees and remain sharply focused on investing strategically in order to position our business for long-term success.”

- Frank Harrison

Chairman & CEO

Coca‑Cola Consolidated

Q1 sales volume growth of 19.6%, including organic(a) volume growth of 2.2%.

Reported basic EPS of ($1.52) in Q1 2018, as compared to basic EPS of ($0.54) in Q1 2017.

Gross margin decline of 440 basis points from Q1 2017 driven by higher commodity and transportation costs, a higher mix of sales from lower-margin acquired territories, and shifting product mix.

Taking actions to address headwinds experienced in Q1 2018.

Key Results

	First Quarter
(in millions, except per share data)	2018	2017	Change	% Change
Physical case volume	78.0	65.2	12.8	19.6%
Net sales	$1,072.1	$865.7	$206.4	23.8%
Gross profit	$364.9	$332.0	$32.9	9.9%
Gross margin	34.0%	38.4%
Income (loss) from operations	$(19.0)	$15.0	$(34.0)	N/M
Basic net loss per share	$(1.52)	$(0.54)	$(0.98)	N/M

Bottle/Can Sales	First Quarter
(in millions)	2018	2017	Change	% Change
Sparkling beverages	$562.7	$479.8	$82.9	17.3%
Still beverages	$324.6	$256.1	$68.5	26.7%

(a)  The discussion of the first quarter results includes selected non-GAAP financial information, such as “organic” results. Organic net sales and organic sales volume include results from our distribution territories not impacted by acquisition or divestiture activity during 2017. The schedules in this press release reconcile such non-GAAP measures to the most directly comparable GAAP financial measures.

First Quarter 2018 Review

CHARLOTTE, May 8, 2018 – Coca‑Cola Bottling Co. Consolidated (NASDAQ:COKE) today reported operating results for the first quarter ended April 1, 2018.

Our Company delivered strong volume and sales growth during the first quarter of 2018. Volume increased to 78.0 million physical cases in Q1 2018, from 65.2 million physical cases in Q1 2017, an increase of 19.6%. Most of this growth was driven by acquisition (net of divestitures) results, as well as organic volume growth of 2.2%. In addition, we achieved price and mix realization greater than volume growth, which drove net sales growth of 23.8% for our total business and 2.4% organic growth. These results were driven by growth in both the sparkling and still beverage categories, with sparkling bottle/can sales growing 17.3% and still bottle/can sales growing 26.7%. While these volume and net sales results were strong, we believe poor weather and product sourcing challenges associated with our evolving integrated business platform exerted significant pressure on our Q1 2018 results, as compared to Q1 2017. This pressure was partially offset by the shift of the Easter holiday.

While volume and top line growth were strong, we experienced margin compression compared to the same period last year. Gross margin declined to 34.0% in Q1 2018 from 38.4% in Q1 2017. The primary drivers of this margin compression were (i) recent commodity and transportation cost pressures, (ii) the acquisition of new territories that generally experience margins lower than our legacy territories, and (iii) the continued volume shift to lower-margin still products to meet changing consumer preferences. We expect these drivers to continue throughout 2018, and we are taking pricing actions in certain markets to help offset the cost pressures. In addition to the operating headwinds in our business, structural changes in our underlying financial results reduced reported gross margin, which included (i) the amortization of our legacy distribution rights that converted from franchise rights in Q2 2017, and (ii) the new profit margin structure on sales to other Coca‑Cola bottlers as part of a Coca‑Cola system governance agreement. Incremental amortization expense related to converted legacy distribution rights in Q1 2018 totaled $2.2 million. Total sales to other Coca‑Cola bottlers in Q1 2018 totaled $101.7 million, as compared to $64.7 million in Q1 2017, an increase of $37.0 million or 57.2%.

Selling, delivery and administrative expenses increased by $66.8 million, or 21.1%, in Q1 2018 as compared to Q1 2017, reflecting the increased volume delivered, incremental effort and costs associated with managing two ERP systems and our continued costs to integrate our acquired territory into our overall business. While we were successful in leveraging our selling, delivery and administrative expenses on increased sales volume, we believe there are additional opportunities to secure scale advantages and further leverage our cost structure against our expanded territories. Initiatives are underway to address these scale opportunities, including both operational and back office synergies.

Income (loss) from operations in Q1 2018 was lower than in Q1 2017. We experienced an operating loss of $19.0 million in Q1 2018, as compared to operating income of $15.0 million in Q1 2017.

While we completed our system transformation acquisitions and divestitures in October 2017, we continue integrating the acquired distribution territories, manufacturing facilities and related operations and investing resources to improve efficiencies, capabilities and market share. While doing so, we are focused on balancing these investments with our overall financial management strategy and debt reduction goals. We have revised our capital spending plans for the balance of 2018 in order to optimize our focus on strategic capital priorities and operational initiatives. We now estimate spending between $160 million and $180 million on capital expenditures in 2018, as compared to our previous estimated range of $200 million to $230 million.

We also continue to devote significant time and resources to our system transformation work, particularly converting all of our legacy information technology systems to the new CONA system which, when completed, will enable us to operate on one integrated information technology system going forward. We expect this conversion to be completed later this year. During Q1 2018, we incurred non-recurring expenses relating to our system transformation of approximately $12.5 million, the majority of which were IT-related costs. We anticipate incurring an additional $30 million to $35 million of related expenses in the remainder of 2018.

About Coca‑Cola Bottling Co. Consolidated

Coca‑Cola Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For more than 115 years, we have been deeply committed to the consumers, customers, and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell, and deliver beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors to 65 million consumers in territories spanning 14 states and the District of Columbia.

Headquartered in Charlotte, N.C., Coca‑Cola Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coca‑Cola Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coca‑Cola Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in system transformation transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2017 Annual Report on Form 10‑K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

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FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	First Quarter
(in thousands, except per share data)	2018	2017
Net sales	$1,072,064	$865,702
Cost of sales	707,116	533,681
Gross profit	364,948	332,021
Selling, delivery and administrative expenses	383,945	317,071
Income (loss) from operations	(18,997)	14,950
Interest expense, net	12,046	9,470
Other income (expense), net	4,510	(13,588)
Loss before income taxes	(26,533)	(8,108)
Income tax benefit	(12,971)	(3,691)
Net loss	(13,562)	(4,417)
Less: Net income attributable to noncontrolling interest	623	634
Net loss attributable to Coca-Cola Bottling Co. Consolidated	$(14,185)	$(5,051)

Basic net loss per share based on net loss attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(1.52)	$(0.54)
Weighted average number of Common Stock shares outstanding	7,141	7,141

Class B Common Stock	$(1.52)	$(0.54)
Weighted average number of Class B Common Stock shares outstanding	2,199	2,178

Diluted net loss per share based on net loss attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(1.52)	$(0.54)
Weighted average number of Common Stock shares outstanding – assuming dilution	9,340	9,319

Class B Common Stock	$(1.52)	$(0.54)
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,199	2,178

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)	April 1, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$8,479	$16,902
Trade accounts receivable, net	412,455	388,416
Accounts receivable, other	92,485	104,956
Inventories	207,163	183,618
Prepaid expenses and other current assets	108,319	100,646
Total current assets	828,901	794,538
Property, plant and equipment, net	1,022,325	1,031,388
Leased property under capital leases, net	28,175	29,837
Other assets	115,519	116,209
Goodwill	170,262	169,316
Other identifiable intangible assets, net	925,261	931,672
Total assets	$3,090,443	$3,072,960

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$8,265	$8,221
Accounts payable and accrued expenses	566,691	631,231
Total current liabilities	574,956	639,452
Deferred income taxes	97,471	112,364
Pension and postretirement benefit obligations and other liabilities	726,174	738,971
Long-term debt and obligations under capital leases	1,244,260	1,123,266
Total liabilities	2,642,861	2,614,053

Equity:
Stockholders’ equity	354,754	366,702
Noncontrolling interest	92,828	92,205
Total liabilities and equity	$3,090,443	$3,072,960

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net loss	$(13,562)	$(4,417)
Depreciation expense and amortization of intangible assets and deferred proceeds, net	47,220	34,981
Deferred income taxes	(15,394)	(15,495)
Proceeds from bottling agreements conversion	-	87,066
Stock compensation expense	752	2,060
Fair value adjustment of acquisition related contingent consideration	(5,186)	12,246
Change in assets and liabilities (exclusive of acquisitions)	(96,817)	(1,014)
Other	2,241	1,091
Net cash provided by (used in) operating activities	(80,746)	116,518

Cash Flows from Investing Activities:
Acquisition of distribution territories and regional manufacturing facilities related investing activities	-	(155,556)
Additions to property, plant and equipment (exclusive of acquisitions)	(42,048)	(41,580)
Other	1,824	77
Net cash used in investing activities	(40,224)	(197,059)

Cash Flows from Financing Activities:
Borrowings under Revolving Credit Facility and Term Loan Facility and proceeds from issuance of Senior Notes	320,000	245,000
Payments on Revolving Credit Facility and Senior Notes	(197,000)	(150,000)
Cash dividends paid	(2,333)	(2,328)
Payment of acquisition related contingent consideration	(5,882)	-
Principal payments on capital lease obligations	(2,053)	(1,828)
Debt issuance fees	(185)	(213)
Net cash provided by financing activities	112,547	90,631

Net increase (decrease) in cash during period	(8,423)	10,090
Cash at beginning of period	16,902	21,850
Cash at end of period	$8,479	$31,940

NON-GAAP FINANCIAL MEASURES(1) The following tables reconcile reported GAAP results to organic/adjusted results (non-GAAP) for Q1 2018 and Q1 2017:

	First Quarter
(in thousands)	2018	2017
Total bottle/can sales	$887,233	$735,818
Total other sales	184,831	129,884
Total net sales	$1,072,064	$865,702		First Quarter
			(in millions)	2018	2017
Total bottle/can sales	$887,233	$735,818	Physical case volume	78.0	65.2
Less: Acquisition/divestiture related sales	260,843	123,935	Less: Acquisition/divestiture related physical case volume	22.5	10.9
Organic net sales (non-GAAP)	$626,390	$611,883	Organic physical case volume	55.5	54.3
increase in organic net sales	2.4%		increase in organic physical case volume	2.2%

	First Quarter 2018
(in thousands, except per share data)	Net sales	Gross profit	Loss from operations	Loss before income taxes	Net loss	Basic net loss per share
Reported results (GAAP)	$1,072,064	$364,948	$(18,997)	$(26,533)	$(14,185)	$(1.52)
System transformation transactions expenses	-	199	12,450	12,450	9,362	1.00
Fair value adjustment of acquisition related contingent consideration	-	-	-	(5,186)	(3,900)	(0.42)
Amortization of converted distribution rights, net	-	2,231	2,231	2,231	1,678	0.18
Fair value adjustments for commodity hedges	-	2,765	2,967	2,967	2,231	0.24
Other tax adjustments	-	-	-	-	(2,856)	(0.30)
Total reconciling items	-	5,195	17,648	12,462	6,515	0.70
Adjusted results (non-GAAP)	$1,072,064	$370,143	$(1,349)	$(14,071)	$(7,670)	$(0.82)

	First Quarter 2017
(in thousands, except per share data)	Net sales	Gross profit	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$865,702	$332,021	$14,950	$(8,108)	$(5,051)	$(0.54)
System transformation transactions expenses	-	88	7,652	7,652	4,714	0.51
Fair value adjustment of acquisition related contingent consideration	-	-	-	12,246	7,544	0.81
Fair value adjustments for commodity hedges	-	(698)	(327)	(327)	(201)	(0.02)
Other tax adjustments	-	-	-	-	(747)	(0.09)
Total reconciling items	-	(610)	7,325	19,571	11,310	1.21
Adjusted results (non-GAAP)	$865,702	$331,411	$22,275	$11,463	$6,259	$0.67

(1)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through System Transformation transactions with The Coca‑Cola Company and the conversion of its information technology systems, the Company believes these non-GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.